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                                                                      Exhibit 11

                        TALX CORPORATION AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                                   (unaudited)

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                                                                                  THREE MONTHS ENDED JUNE 30,
                                                                                 -----------------------------
                                                                                     2003             2004
                                                                                 ------------     ------------
Basic Earnings Per Share:

     Net earnings:
         Continuing operations                                                   $  2,731,000     $    198,000
         Discontinued operations                                                       80,000          158,000
                                                                                 ------------     ------------
             Net earnings                                                        $  2,811,000     $    356,000
                                                                                 ============     ============

     Weighted average number of common shares outstanding                          13,948,542       13,948,542
     Less: weighted average number of treasury shares                                (440,784)        (278,587)
                                                                                 ------------     ------------
         Weighted average number of common and common
             equivalent shares outstanding                                         13,507,758       13,669,955
                                                                                 ============     ============

     Basic earnings per common share:
         Continuing operations                                                   $       0.20     $       0.02
         Discontinued operations                                                         0.01             0.01
                                                                                 ------------     ------------
             Net earnings                                                        $       0.21     $       0.03
                                                                                 ============     ============

Diluted Earnings Per Share:

     Net earnings:
         Continuing operations                                                   $  2,731,000     $    198,000
         Discontinued operations                                                       80,000          158,000
                                                                                 ------------     ------------
             Net earnings                                                        $  2,811,000     $    356,000
                                                                                 ============     ============

     Weighted average number of common shares outstanding                          13,948,542       13,948,542
     Weighted average of shares issuable under employee stock plans                    15,100            9,308
     Dilutive effect of the exercise of stock options                                 469,232          662,511
     Dilutive effect of the exercise of warrants                                       31,788           36,075
     Less: weighted average number of treasury shares                                (440,784)        (278,587)
                                                                                 ------------     ------------
         Weighted average number of common and common
             equivalent shares outstanding                                         14,023,878       14,377,849
                                                                                 ============     ============

     Diluted earnings per common share:
         Continuing operations                                                   $       0.19     $       0.01
         Discontinued operations                                                         0.01             0.01
                                                                                 ------------     ------------
             Net earnings                                                        $       0.20     $       0.02
                                                                                 ============     ============
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